Exhibit 3.45
CERTIFICATE
State of Oregon
OFFICE OF THE SECRETARY OF STATE
Corporation Division
I, KATE BROWN, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:
That the attached Document File for:
BRIM HOSPITALS, INC.
is a true copy of the original documents
that have been filed with this office.

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.
KATE BROWN, Secretary of State

By	/s/ Debra L. Virag
Debra L. Virag
March 11, 2011
Come visit us on the internet at http://www.filinginoregon.com
FAX (503) 378-4381

ARTICLES OF INCORPORATION
OF
BRIM HOSPITALS, INC.

The undersigned, Paul Gerhardt, being a person of the age of over twenty-one years, acting as incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation;

ARTICLE I

The name of the corporation is:

Brim Hospitals, Inc.

and its duration shall be perpetual.

ARTICLE II

The purposes for which the corporation is organized are as follows:

1. To own and operate hospitals and skilled extended care facilities.
2. To engage in any other business which may be lawful under the laws of the State of Oregon.

ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue shall be 5,000 shares of common stock of $1.00 par value each.

ARTICLE IV

The power to adopt, alter, amend and repeal the by-laws of the corporation shall be in the Board of Directors.

ARTICLE V

The name and phone number of the corporation's initial

registered agent is K. David McAllister, phone (503) 256-2070; and the street address of the initial registered office of the corporation is 177 N.E. 102nd Avenue, Portland, Oregon 97220.

ARTICLE VI

The number of directors constituting the initial Board of Directors of the corporation is four and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

A.E. Brim, 177 N.E. 102nd Ave., Portland OR 97220

James M. Williams, 177 N.E. 102nd Ave., Portland, OR 97220

K. David McAllister, 177 N.E. 102nd Ave., Portland, OR 97220

Stephen A. Gregg, 177 N.E. 102nd Ave., Portland, OR 97220.

ARTICLE VII

The name and address of the incorporator is:
Paul Gerhardt, 1001 S.W. 5th Ave., #1001, Portland, OR 97204.

The undersigned incorporator declares under penalties of perjury that he has examined the foregoing and, to the best of his knowledge and belief, it is true, accurate and complete.

Paul Gerhardt

DATED: December 21, 1984. Contact Phone: (503) 222-1641

ıbmit the Original
ıd One True Copy
› Fee Required

STATE OF OREGON
CORPORATION DIVISION
158 12th Street NE
Salem, OR 97310

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF OREGON
AUG 19 1988
CORPORATION DIVISION

ıgistry Number:
205291-11

RESTATED ARTICLES OF INCORPORATION
Business Corporation

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

Name of the corporation: Brim Hospitals, Inc.

A copy of the restated articles is attached.

Check the appropriate statement(s):

☐ The restated articles contain amendments which do not require shareholder approval. These amendments were duly adopted by the Board of Directors.

☒ The restated articles contain amendments which require shareholder approval. The date of each amendment's adoption was: July, 1988. The vote of the shareholders was as follows:

Class of Shares	Number of Shares Outstanding	Number of Votes Entitled to be Cast	Number of Votes Cast For	Number of Votes Cast Against
Common, $1 par value	50	50	50	∅

Other provisions, if applicable:

None

ecution: [signature] Signature | Michael M. Morgan Printed Name | Assistant Secretary Title

rson to contact about this filing: Kurt W. Ruttum Name | (503) 221-1440 Daytime Phone Number

ıbmit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, egon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

-4 (6/87)

BLC 8-19 A

STATE OF OREGON
CORPORATION DIVISION
158 12th Street NE
Salem, OR 97310

RESTATED ARTICLES OF INCORPORATION OF BRIM HOSPITALS, INC.

Registry Number:

____

Article 1: The name of the corporation is Brim Hospitals, Inc.

Article 2: The number of shares the corporation will have authority to issue is 5,000 shares of common stock, $1 par value.

Article 3: The name of the registered agent of the Corporation is Michael M. Morgan. The address of the initial registered agent of the Corporation is 1001 S.W. Fifth Avenue, Suite 1800, Portland, Oregon 97204.

Article 4: The address where the Corporation Division may mail notices is:

c/o Michael M. Morgan
Tonkon, Torp, Galen, Marmaduke & Booth
1001 S.W. Fifth Avenue, Suite 1800
Portland, Oregon 97204

Article 5: The name and address of each incorporator is:

Paul Gerhardt
1001 S.W. Fifth Avenue, Suite 1001
Portland, Oregon 97204

Article 6:

A. The Corporation may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article 6 shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision

of articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise.

For purposes of this paragraph A, the term "to the fullest extent permitted by law" shall include, without limitation, to the fullest extent permitted by any provision in the Oregon Business Corporation Act that authorizes a corporation to provide indemnification, by agreement, article, bylaw or otherwise, in addition to the permissible indemnification specifically authorized and set forth in the Oregon Business Corporation Act.

B. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended after this Article 6 becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article 6, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article 6, nor a change in the law, shall adversely affect any right or protection that is based upon this paragraph B and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this paragraph B unless the change in the law specifically requires such reduction or elimination.

Article 7: The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in the Oregon Business Corporation Act, of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares of that series.

Person to contact about this filing:

Michael M. Morgan 503/221-1440

205291-11

STATE OF OREGON
CORPORATION DIVISION
158 12TH ST. NE
SALEM, OR 97310

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF OREGON
MAR 25 1991
CORPORATION DIVISION

TONKIN TORP ET AL
KATHY ARMOUR
888 SW 5TH AVE STE 1600
PORTLAND OR 97204

MARCH 13, 1991

ACTION: REINSTATEMENT
ENTITY TYPE: DOMESTIC BUSINESS (831.115)
REGISTRY #: 205291-11
RE: BRIM HOSPITALS, INC.

Please complete and return this letter and any enclosed documents so that we can file the requested reinstatement.

Please submit $45.00 to cover the fees for the requested reinstatement.

The above entity hereby requests to be active on the records of the Corporation Division. The effective date of administrative dissolution is 2/16/91 . Please check one of the following:

_____ The reason(s) for administrative dissolution has been eliminated.

__X__ The reason(s) for administrative dissolution did not exist.

By: [signature] Date: March 15, 1991
(Authorized Signature)
Michael M. Morgan

PLEASE RETURN THIS LETTER AND ALL DOCUMENTS WITH YOUR RESPONSE AS SOON AS POSSIBLE. IF WE DO NOT HEAR FROM YOU IN 45 DAYS, YOUR ACTION WILL NOT BE COMPLETED.

Document Review/Data Entry
Corporation Division

(503) 378-4901, 378-4743

ENC: Duplicate Annual Report
Documents Received

PLP
NONOTH-814200-06-87

03189101413 831.115 45.00

3-25

205291-11

Rpt# 4267

STATE OF OREGON
CORPORATION DIVISION
255 Capitol St NE
Salem, Oregon 97310-1327

FILED

AUG 17 1999

OREGON
SECRETARY OF STATE

DATA RESEARCH
AT COUNTER
ARM OR

AUGUST 3, 1999

ACTION: REINSTATEMENT
ENTITY TYPE: DOMESTIC BUSINESS (831.115)
REGISTRY #: 205291-11
RE: BRIM HOSPITALS, INC.

Please complete and return this letter and any enclosed documents so that we can file the requested reinstatement.

Please submit $45.00 to cover the fees for the requested reinstatement.

The above entity hereby requests to be active on the records of the Corporation Division. The effective date of administrative dissolution is 02-18-99.

The reason(s) for administrative dissolution has been eliminated or did not exist.

By: ______________________ Date: 8-12-99
(Authorized Signature)

PLEASE RETURN THIS LETTER AND ALL DOCUMENTS WITH YOUR RESPONSE AS SOON AS POSSIBLE. IF WE DO NOT HEAR FROM YOU IN 45 DAYS, YOUR ACTION WILL NOT BE COMPLETED.

Document Review/Data Entry
Corporation Division

(503) 986-2200

ENC: Duplicate Annual Report
Documents Received

ARM
NONOTH-814200-06-87

#S0081799

Survivor
205291-11

10/26/01 12:08PM 000#6907 BUSINESS REG 050 $20.00

FILED
OCT 26 2001
OREGON
SECRETARY OF STATE

ARTICLES OF MERGER
MERGING
BRIM FIFTH AVENUE, INC. 178327-83
(an Oregon corporation)
WITH AND INTO
BRIM HOSPITALS, INC. 205291-11
(an Oregon corporation)

Pursuant to Section 60.494 of the Oregon Business Corporation Act, Brim Fifth Avenue, Inc., an Oregon corporation (the "Corporation"), and Brim Hospitals, Inc., an Oregon corporation ("Brim Hospitals"), hereby adopt the following Articles of Merger:

1. The Plan of Merger (the "Plan") is attached hereto as Exhibit A and incorporated herein by reference.

2. As to the Corporation, shareholder approval was not required. The Plan and the performance of its terms were duly authorized by all action required by the State of Oregon and the Corporation's articles of incorporation.

3. As to Brim Hospitals, shareholder approval was not required. The Plan and the performance of its terms were duly authorized by all action required by the State of Oregon and Brim Hospitals' Articles of Incorporation.

4. The Plan shall become effective at 12:01 a.m. on October 26 2001 (the "Effective Time").

6. At the Effective Time, Care shall become the surviving entity and the Corporation shall cease to exist as a separate corporation.

[Signature page follows]

10/26

708237.1

IN WITNESS WHEREOF, each of the undersigned has duly caused these Articles of Merger to be executed by their respective duly authorized officers as of this 25th day of October, 2001.

BRIM FIFTH AVENUE, INC.

By: [signature]

Title: Vice President

CARE HEALTH COMPANY, INC.

By: [signature]

Title: Vice President

708237.1

EXHIBIT A

708237.1

PLAN OF MERGER

THIS PLAN OF MERGER, dated as of October 25, 2001 (this "Agreement"), is by and between Brim Fifth Avenue, Inc., an Oregon corporation (the "Corporation") whose sole shareholder is Brim Hospitals, Inc., an Oregon corporation ("Brim Hospitals"), and Brim Hospitals, whose sole shareholder is Province Healthcare Company, a Delaware corporation ("Province").

RECITALS:

WHEREAS, the board of directors of the Corporation have determined that it is in the best interest of the Corporation to consummate the business combination transaction provided for herein in which the Corporation will merge with and into Brim Hospitals, subject to the terms and conditions set forth herein (the "Merger");

WHEREAS, the board of directors of Brim Hospitals have determined that it is in the best interest of Brim Hospitals to consummate the Merger;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation and Brim Hospitals agree as follows:

ARTICLE 1
THE MERGER

1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Oregon Business Corporation Act (the "OBCA"), at the Effective Time (as defined in Section 1.2 hereof), the Corporation shall merge with and into Brim Hospitals. Brim Hospitals shall be the surviving entity (the "Surviving Entity") in the Merger and shall continue its corporate existence under the laws of the State of Oregon. The address of the Surviving Entity's principal place of business is 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Upon consummation of the Merger, the separate corporate existence of the Corporation shall terminate. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the OBCA.

1.2. Effective Time. The Merger shall become effective at 12:01 a.m. on October 26, 2001 (the "Effective Time"), as set forth in the articles of merger which shall be filed with the Secretary of State of the State of Oregon.

ARTICLE 2
EFFECTS OF THE MERGER ON SECURITIES

2.1 Effects of the Merger on Securities of Brim Hospitals. As of the Effective Time, each share of common stock, par value $.01 per share, of Brim Hospitals issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to represent one share of common stock of the Surviving Entity.

2.2 Effects of the Merger on Securities of the Corporation. At the Effective Time, each share of the common stock, par value $.01 per share, of the Corporation ("Corporation Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Corporation Common Stock shall thereafter cease to have any rights with respect to such shares of Corporation Common Stock.

ARTICLE 3
ADDITIONAL EFFECTS OF THE MERGER

3.1. Charter. At the Effective Time, the Charter of Brim Hospitals as in effect at the Effective Time shall be the charter of the Surviving Entity (the "Surviving Entity Charter").

3.2. Bylaws. At the Effective Time, the Bylaws of Brim Hospitals as in effect at the Effective Time shall be the bylaws of the Surviving Entity (the "Surviving Entity Bylaws") until thereafter amended in accordance with applicable law and the Surviving Entity Charter.

3.3. Directors and Officers. The directors and officers of Brim Hospitals immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity, each to hold office in accordance with the Surviving Entity Bylaws until their respective successors are duly elected or appointed and qualified.

[Signature page follows]

SURVIVOR
205291-11

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BRIM FIFTH AVENUE, INC.

By: ______________________

Title: Vice President

BRIM HOSPITALS, INC.

By: ______________________

Title: Vice President

Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200
Fax:(503)378-4381
www.sos.state.or.us/corporation/corphp.htm

Registry Number: 205291-11
Date of Incorporation: 12/24/1984
Type: DOMESTIC BUSINESS CORPORATION

FILED
FEB 10 2003
OREGON
SECRETARY OF STATE

01/16/2003

ROXANE HENDERSON
FAX: (800) 815-0477

RE: BRIM HOSPITALS, INC.
APPLICATION FOR REINSTATEMENT AMENDED

Please complete and return this letter and any enclosed documents for filing the requested reinstatement/reactivation.

We are unable to process your document due to the following reason(s):

Submit $60.00 for the required fees.

The above entity hereby requests to be active on the records of the Corporation Division. The effective date of administrative dissolution is 2-22-02.

The reason(s) for administrative dissolution has been eliminated or did not exist.

By: [signature] Date: 1/24/2003
(Authorized Signature)

Any fees submitted with this document are nonrefundable and will be held for 45 days. If the document is returned for filing within 45 days no additional fees will be due unless otherwise stated in this letter.

Business Registry
Corporation Division
(503) 986-2200

FRASRO
NONFILEABLE
01/16/2003

tk 2/10